Exhibit 1.01

Conflict Minerals Report

Xerox Corporation

For the Year Ended December 31, 2017

This report for the year ended December 31, 2017 is made by Xerox Corporation and its subsidiaries (Xerox) in compliance with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule).

The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not the trading in those minerals benefits armed groups.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo (DRC) or an adjoining country (the Covered Countries), or a registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the source and chain of custody of those conflict minerals. The registrant must annually submit a specialized disclosure (Form SD) and Conflict Minerals Report (CMR) to the SEC that includes a description of those due diligence measures.

1. COMPANY OVERVIEW

Xerox Corporation (Xerox) is a print technology and intelligent work solutions leader focused on helping people communicate and work better. We apply our expertise in imaging and printing, data analytics, and the development of secure and automated solutions to help our customers improve productivity and increase client satisfaction. In 2017, Xerox’s products included but were not limited to multifunction printers/copiers, scanners, and multifunction/all in one printers, digital printing equipment, production printers & digital presses, continuous feed printers, wide format printers and consumables (e.g., toner cartridges). Xerox products are more fully described on our Xerox website, which can be accessed at www.xerox.com

The content of any website referred to in this CMR is included for general information only and is not incorporated by reference in this Report.

2. OUR CONFLICT MINERALS PROGRAM

2.1 Supply Chain - Reasonable Country of Origin Inquiry

Xerox is many steps removed from the mining of conflict minerals. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The 3TG smelters or refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Xerox has conducted an analysis of our products and found that, although we do not directly purchase conflict minerals from our suppliers, Xerox purchases products, component parts and materials that contain metals, some of which contain conflict minerals. We rely on our Tier 1 suppliers to provide information on the origin of the conflict minerals contained in components that are included in our products by using the RMI Conflict Minerals Reporting Template (CMRT), which allows us to perform our Reasonable Country of Origin Inquiry (RCOI).

2.2 Supplier Risk Assessment

Because of the size of our company, the complexity of our products and the depth and breadth of our supply chain, it is difficult to identify sources upstream from our direct suppliers. As a result, Xerox conducted a product review to determine products in scope and developed a supplier risk assessment process, through which the conflict minerals program is implemented, managed and monitored. With a goal of targeting 3TG minerals, this risk assessment process was developed to identify those suppliers whose products may contain the presence of tin, tantalum, tungsten and gold.

We conducted a survey of these suppliers to determine whether the conflict minerals in components contained in our products originated from the DRC or adjoining countries. This supply-chain survey was conducted with our Tier 1 production suppliers using the CMRT, which contains questions about the facilities used to process these minerals, as well as supplier RCOI. The goal of this activity was to identify, where applicable, the 3TG smelters or refiners who contribute refined conflict minerals to Xerox components, assemblies and Original Equipment Manufacturer (OEM) Products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters or refiners that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters or refiners the company and its suppliers use. Our supplier survey request also included the Responsible Minerals Initiative (RMI), formerly Conflict Free Sourcing Initiative (CFSI), informational links on available conflict mineral and smelter information. In 2017, Xerox surveyed 306 suppliers with a 62% response rate, estimated to represent over 50% of our 2017 spend with production suppliers.

The responses contained varying degrees of information regarding the names and locations of 3TG smelters or refiners which process necessary conflict minerals used by our suppliers, which are ultimately incorporated into our products. We have designed and adopted a risk management plan that summarizes our risk mitigation efforts. Under our risk-assessment process, we perform due diligence reviews of supplier responses for their use of 3TG and conduct follow-up actions on suppliers, encouraging further requests for accurate, complete or missing template information where responses identified red flags based on our risk assessment of the level of risk of the commodities supplied to us.

In 2017, we continued to refine our process of evaluating the CMRTs to assist with our ongoing risk assessment by analyzing supplier responses and providing feedback to suppliers on errors and corrections. We also provide a hot-line for supplier communication. In addition, we provide monthly reports and systematic management reviews to our senior management and elevate non-responsive issues as necessary.

2.3 Company Management Systems

Policy

Xerox has adopted a company policy which is posted on our website under Supplier Governance - Conflict Minerals at www.xerox.com/en-us/about/supplier-relations/governance.

Internal Team

Xerox has established a management system for conflict minerals. Our management system includes a Senior Management Steering Committee sponsored by the Chief Delivery Officer, who reports directly to our CEO and who is responsible for signing the Form SD, as well as senior executives from Global Procurement, Environment Health Safety & Sustainability, and Legal. Our team of functional subject matter experts is responsible for implementing our conflict minerals compliance strategy. Senior management is provided with updates on the program and results of our conflict minerals program efforts on a regular basis.

2.4 Control Systems

Controls include, but are not limited to, our Code of Business Conduct for our employees, our Supplier Code of Conduct (adopted from the Responsible Business Alliance (RBA), formerly Electronic Industry Citizenship

2

Coalition (EICC), code of conduct) and a conflict minerals contract clause incorporated in our Multi-National Master Purchasing Agreement for new contracts.

Xerox worked with the RBA in the early stages to support the RMI and continues to be a member of the RMI, a group assisting in the development of tools and processes to improve conflict minerals due diligence, which is an RBA and Global eSustainability initiative. As outlined in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3RD Edition, (OECD 2016), which is the internationally recognized standard on which our company’s system is based. We support the RMI, an industry initiative that audits smelters’ and refiners’ due diligence activities. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI, using the RMI Compliant Smelter Sourcing Information Report created specifically for Xerox.

In addition, our current standard supplier contracts also require our suppliers to adopt a policy on the responsible sourcing of minerals, implement due diligence processes to support that policy, and complete and return to Xerox the RMI CMRT.

2.5 Grievance Mechanism

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Xerox policies. This is communicated annually in our employee code of ethics training process and the supplier ethics letter. This mechanism helps us to identify and assess risk.

3. DUE DILIGENCE

3.1 Design of Due Diligence

Xerox designed its due diligence measures to be in conformity, in all material respects, with the nationally or internationally recognized due diligence framework in the OECD 2016.

3.2 Smelter or Refiner Results*

Our due diligence process includes participation in RMI and following the OECD implementation framework. We requested that our suppliers complete the CMRT survey in order to obtain information about 3TG smelters or refiners in our supply chain. We have determined that these actions represent the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

The majority of survey responses provided smelter and refiner data, although some responses did not completely list all the smelters or refiners used in their supply chain. We analyzed and compared all the 3TG smelter and refiner data we received against information obtained from the RMI smelter database. For the calendar year 2017, our due diligence identified 405 smelters and refiners as potential sources of 3TG minerals that were reported to be in our supply chain.

In order to provide compliance status, we completed further analysis of the 405 smelters and refiners, of which 252 have been certified as conflict-free compliant by the RMI approved program. An additional 56 are known to be legitimate smelters whom the RMI outreach program is working to engage in their audit program, but have yet to be certified. Six additional smelters were determined to be “non-compliant” to the RMI audit protocol. Of these five smelter did not complete re-audit / corrective action plans within the required timeframe. Additionally one was assessed as non-compliant after review of their audit submission. We will advise our supply chain accordingly. The remaining 91 are alleged smelters which have been allocated a Smelter Identification CID number and are awaiting validation through the RMI audit program.

*Note: The data above was obtained from the non-public (member only access) RMI Data Exchange Forum as of 12/31/2017.

3

Smelters or refiners verified as conflict-free or in the audit process**

**Note: RMI compliance results are as of 12/31/2017 (available at http://www.conflictfreesourcing.org).

	2014		2015		2016		2017
Tantalum	34 of 45 (75%	)	47 of 55 (85%	)	47 of 53 (89%	)	41 of 45 (91%	)
Tin	51 of 253 (20%	)	84 of 172 (49%	)	82 of 152 (54%	)	79 of 129 (61%	)
Tungsten	32 of 51 (63%	)	43 of 60 (72%	)	43 of 49 (88%	)	45 of 51 (88%	)
Gold	71 of 206 (34%	)	129 of 176 (73%	)	139 of 183 (76%	)	143 of 180 (79%	)
Total	188 of 555 (34%	)	303 of 463 (65%	)	311 of 437 (71%	)	308 of 405 (76%	)

4. DETERMINATION

The information received from our due diligence efforts from suppliers or other sources is not sufficient to determine the origin of all 3TG our products contain, whether the 3TG come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin. We have found no reasonable basis for concluding that these refiners, or the other smelters preparing to be audited, sourced 3TG minerals that directly or indirectly finance or benefit armed groups of the conflict region of the Covered Countries.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG minerals in our products include the RMI compliant smelters listed in Appendix I below. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG minerals in our products or whether the 3TG minerals in our products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the RMI and other sources, we believe that the countries of origin of the 3TG minerals contained in our products include the countries listed in Appendix II below as well as recycled and scrap sources. Pursuant to the Rule, this report is not subject to an independent private sector audit.

Through our participation in the RMI, we continue to support independent third party audits through the RMI or other third party certification schemes.

In accordance with the OECD Guidance and the Rule, this CMR is available on our website under Supplier Governance - Conflict Minerals at www.xerox.com/en-us/about/supplier-relations/governance.

5. STEPS TO BE TAKEN IN 2018 TO MITIGATE RISK

Xerox plans to undertake the following steps during 2018 to improve the due diligence conducted in order to further mitigate the risk that the necessary conflict minerals in our products do not benefit armed groups in the DRC or adjoining countries, including:

•	Continue to strengthen engagement with relevant suppliers and to provide training, as appropriate, to help them understand and satisfy Xerox requirements related to 3TG minerals under the Rule.

•	Review process with distributors submitting CMRT’s and develop best practices in obtaining 3TG mineral data.

•	Continue using internal escalation process within our supply chain organization when working with suppliers to obtain required information.

•	Review third party programs to further improve our conflict mineral process in obtaining accurate and complete information about smelters/refiners.

•	Continue to provide ongoing feedback to suppliers on errors and corrections required in connection with the CMRT assessment.

4

•	Notify supplier of non-compliant smelter within their supply chain

•	Continue to participate as a member in the RBA and the RMI, including Conflict Free Smelter Program smelter validation and supplier outreach.

•	Continue to work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

5

APPENDIX I

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Gold	Western Australian Mint (trading as The Perth Mint)	Australia
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Umicore Brasil Ltda.	Brazil
Gold	Marsam Metals	Brazil
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Royal Canadian Mint	Canada
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	SAAMP	France
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Aurubis AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Doduco Contacts and Refining GmbH	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Wieland Edelmetalle GmbH	Germany
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Chimet S.p.A.	Italy
Gold	T.C.A S.p.A	Italy
Gold	Italpreziosi	Italy
Gold	Safimet S.p.A	Italy
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Daejin Indus Co., Ltd.	Korea
Gold	DSC (Do Sung Corporation)	Korea
Gold	HeeSung Metal Ltd.	Korea
Gold	LS-NIKKO Copper Inc.	Korea
Gold	Samduck Precious Metals	Korea
Gold	Torecom	Korea
Gold	Korea Zinc Co., Ltd.	Korea
Gold	SungEel HiMetal Co., Ltd.	Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	AU Traders and Refiners	South Africa

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Boliden AB	Sweden
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Metalor Technologies S.A.	Switzerland
Gold	PAMP S.A.	Switzerland
Gold	PX Precinox S.A.	Switzerland
Gold	Valcambi S.A.	Switzerland
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Advanced Chemical Company	United States
Gold	Asahi Refining USA Inc.	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	Materion	United States
Gold	Metalor United States Refining Corporation	United States
Gold	United Precious Metal Refining, Inc.	United States
Gold	Geib Refining Corporation	United States
Gold	Republic Metals Corporation	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Power Resources Ltd.	Macedonia
Tantalum	Kemet Blue Metals	Mexico
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Inc.	United States
Tantalum	Kemet Blue Powder	United States
Tantalum	QuantumClean	United States
Tantalum	Telex Metals	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	EM Vinto	Bolivia
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Soft Metais Ltda.	Brazil
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Tin	China Tin Group Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	CV United Smelting	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	Dowa	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Minsur	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Metallo Spain S.L.U.	Spain
Tin	Rui Da Hung	Taiwan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Alpha	United States
Tin	Metallic Resources, Inc.	United States
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	A.L.M.T. Tungsten Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Woltech Korea Co., Ltd.	Korea
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Hydrometallurg, JSC	Russia
Tungsten	Moliren Ltd.	Russia
Tungsten	Unecha Refractory Metals Plant	Russia
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Niagara Refining LLC	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam

*Smelter	or refiner names as reported by the RMI as of 1/10/18.

APPENDIX II

Countries of origin of the 3TG minerals contained in our products**

Gold	Tantalum	Tin	Tungsten
Benin	Australia	Argentina	Australia
Bolivia	Bolivia	Australia	Austria
Burkina Faso	Brazil	Bolivia	Bolivia
Canada	Burundi	Brazil	Brazil
Chile	China	Burundi	Burundi
Colombia	Colombia	China	Cambodia
Ecuador	Democratic Republic of Congo	Colombia	Canada
Eritrea	Ethiopia	Democratic Republic of Congo	China
Ghana	France	Germany	Colombia
Guatemala	Guinea		Democratic Republic of Congo
Guinea	Guyana	Indonesia	Japan
Guyana	India	Laos	Mexico
	Kazakhstan	Malaysia	Mongolia
	Madagascar	Mongolia	Nigeria
	Malaysia	Myanmar	Portugal
	Mozambique	Nigeria	Russia
	Namibia	Peru	Rwanda
	Nigeria	Portugal	Spain
	Russia	Russia	United Kingdom & Northern Ireland
	Rwanda	Rwanda	United States
	Sierra Leone	Thailand	Uzbekistan
	Thailand		Vietnam
United States
Zimbabwe

**As per RMI Compliant Smelter Sourcing RCOI information as of 1/12/18 update.

Note: RMI approved smelters certified via the LBMA and RJC have not disclosed country of origin details.